Exhibit 3.1

STATE OF DELAWARE

CERTIFICATE OF CORRECTION

OF

RTW RETAILWINDS, INC.

RTW Retailwinds, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

1.                                      The name of the corporation (the “Corporation”) is RTW Retailwinds, Inc.

2.                                        That a Certificate of Amendment of Certificate of Incorporation of the Corporation (the “Certificate”) was filed with the Secretary of State of the State of Delaware on November 19, 2018, and that said Certificate requires corrections as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3.                                        The inaccuracies or defects of said Certificate are: (i) Article FIRST of the Certificate incorrectly states that the Board of Directors called a meeting of the stockholders of the Corporation for consideration of the Certificate and should be revised to omit such statement; (ii) Article SECOND of the Certificate incorrectly states that the stockholders of the Corporation approved the Certificate pursuant to Section 222 of the General Corporation Law of the State of Delaware and should be deleted as such stockholder approval was not obtained or required; and (ii) Article THIRD should have been Article SECOND.

4.                                        The corrected Certificate is set forth in its entirety in Exhibit A attached hereto.

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IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be executed this 19th day of November 2018.

RTW RETAILWINDS, INC.

By:	/s/ Sheamus Toal
Name:	Sheamus Toal
Title:	Executive Vice President, Chief Financial Officer

Exhibit A

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST:                  the Board of Directors of New York & Company, Inc., by unanimous written consent, approved an amendment of the Certificate of Incorporation of said corporation to change Article One thereof, relating to the name of the Company. Accordingly, Article One of the Restated Certificate of Incorporation shall be amended in its entirety to read as follows:

“ARTICLE ONE

The name of the corporation is RTW Retailwinds, Inc. (hereinafter, the “Corporation”).”

SECOND:             That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.